Exhibit 99.1

Sonus Networks Announces Definitive Agreement to

Acquire Network Equipment Technologies

Acquisition Would Bring Branch Office and Small Office Solutions

to Expand Sonus’ Portfolio for the Enterprise Market

Key Takeaways:

•	Intended purchase of Network Equipment Technologies, Inc. (NET) is expected to accelerate Sonus’ ability to serve the enterprise market

•	Sonus’ Session Border Controller (SBC) enterprise addressable market would be extended by expanding its SBC product capabilities with branch office and small office solutions

•	NET is a key enabler of Microsoft® Lync™ deployments and together the proposed combination seeks to address growing Unified Communications deployments

•	Sonus route-to-market capabilities would be expanded with an established foundation of channel partners

•	Acquisition would equip Sonus with a US federal government installed base and sales channel

WESTFORD, Mass. and FREMONT, Calif., — Sonus Networks, Inc. (NASDAQ: SONS), a global leader in SIP communications, and Network Equipment Technologies, Inc. (NASDAQ: NWK), a leading provider of enterprise-class networking solutions optimized for secure real-time communications in Unified Communications (UC), SIP trunking and Cloud-based deployments, today announced they have entered into a definitive agreement for Sonus to acquire NET in a cash merger. The purchase price of $1.35 per share is valued at approximately $42 million, excluding acquisition-related costs, and is expected to close in the third quarter of 2012, subject to NET stockholder approval, the satisfaction of customary closing conditions and any applicable regulatory reviews. The intended acquisition has been approved by the Board of Directors of both companies.

As a result of the acquisition, Sonus expects incremental revenue of approximately $15 million to $20 million in the second half of fiscal 2012, with the amount recognized dependent upon the timing of the completion of the acquisition. Achievement of $15 million in revenue is expected to have a dilutive impact on GAAP EPS of approximately $0.03 per share in the second half of 2012 and a dilutive impact on non-GAAP EPS of approximately $0.01 per share in the same period. Achievement of $20 million in revenue is expected to have a dilutive impact on GAAP EPS of approximately $0.02 per share in the second half of 2012 and a break-even to slightly accretive impact on non-GAAP EPS in the same period. Non-GAAP EPS excludes certain expenses, including but not limited to, acquisition-related costs, stock-based compensation and amortization of intangible assets.

The planned acquisition is consistent with Sonus’ strategy to extend its capabilities into the enterprise market and is intended to accelerate the company’s ability to deliver an end-to-end portfolio of solutions that enable real-time communications. NET delivers high performance networking solutions optimized for those enterprise locations where secure UC, SIP trunking and Cloud-based networking features are required. The combination of Sonus’ SBC portfolio and NET’s network appliance portfolio is anticipated to provide enterprises with a seamless mediation platform that extends from the core to the edge of their network.

NET’s next-generation platforms for enterprises, including its flagship Unified Exchange (UX) product line, would be complementary to the Sonus SBC 5200 and Sonus SBC 5100. Acquiring NET is intended to expand Sonus’ enterprise route-to-market capabilities with an increased set of distributors and VARs and offers the firm a U.S. federal government installed base.

As a holistic offering, Sonus and NET would together address the growing demand for SBCs that enable SIP trunking and SIP-based UC applications. A recent Infonetics Research report shows the fast moving enterprise SBC market is expected to grow 26% year-over-year through 2016. Typical savings from SIP trunking, trunk consolidation and the move to VoIP can reduce traditional enterprise telecom bills by up to 75%.

NET solutions enable public and private network operators to simplify their network by converging legacy PBX voice traffic onto a single converged data network and leverage the cost savings and functional benefits of unified messaging and UC. NET’s Unified Exchange Series qualifies as a Survivable Branch Appliance (SBA) and Enterprise Session Border Controller (E-SBC) for Microsoft Lync.

Quotes:

“We believe that acquiring NET accelerates Sonus’ strategic plan to help enterprises communicate smarter, faster and more collaboratively,” said Raymond P. Dolan, President and Chief Executive Officer of Sonus. “Businesses have struggled to unify communications via their legacy PBX platforms. Together, Sonus and NET could offer a portfolio that would enable enterprises to seamlessly and cost-effectively deliver Unified Communications from their headquarters locations out to branch offices.”

“As the fastest growing provider of SBC solutions, Sonus is the ideal choice to advance our product portfolio in the Unified Communications (UC), SIP trunking and Cloud-based UC services,” said David Wagenseller, President and Chief Executive Officer of Network Equipment Technologies. “Together we have the opportunity to extend the market for our enterprise-class networking products, expand our product capability, and increase our expertise to meet the evolving needs of our enterprise and federal government customers, as well as our valued resellers. This combination would best enable our employees to continue focusing on delivering the most advanced platform for real-time communications. Most importantly, based on a thorough review of alternatives, NET’s Board of Directors believes this transaction is the best available outcome for our shareholders, customers and employees.”

Other Facts:

•	NET has customers worldwide and has 13 offices globally including the U.S., U.K., France, the Middle East, China, Japan, and Australia.

•	NET has been granted 73 U.S. patents and 17 foreign patents and has a number of additional patent applications pending.

•	NET’s UX1000 network appliance received the 2011 INTERNET TELEPHONY ‘Product of the Year’ award.

•	NET’s UX2000 achieved “Certified Secure and Performance Verified” status from Miercom as a resilient and reliable UC gateway.

•	Infonetics Research shows Sonus as the fastest-growing SBC vendor in 2011 (“Service Provider VoIP Equipment and Subscribers,” 4Q11 report); growing almost 4x faster than the market average.

•	Sonus recently introduced Sonus Partner Assure, a global channel partner program designed to expand coverage of the enterprise UC market.

•	Sonus’ portfolio of enterprise-ready SBC solutions has passed the suite of tests required for Microsoft Lync qualification.

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Evercore Partners Inc. is acting as Sonus’ financial advisor and Wilmer Cutler Pickering Hale and Dorr LLP is serving as Sonus’ legal advisor. GCA Savvian Advisors, LLC and JMP Securities have provided financial advice to NET and Jones Day is serving as NET’s legal advisor.

•

The purchase price of $1.35 per share to be paid by Sonus represents a premium of 14.4% to NET’s closing share price of $1.18 on June 18, and premiums of 21.5%, 28.1% and 29.7% respectively to NET’s 30, 60, and 90 day average share prices through June 18.

Conference Call Details:

Sonus will hold an investor conference call to discuss the intended acquisition of NET on June 19, 2012 at 8:30 am ET. Please call 877-256-3270 in the U.S. or +1 212-231-2910 for international callers or listen to the webcast at http://investors.sonusnet.com/events.cfm. A presentation with supporting information will also be available at http://investors.sonusnet.com/events.cfm as well as at the SEC’s website at www.sec.gov.

Sonus is currently in a quiet period and will not be providing any financial updates or outlook for its second quarter or fiscal year 2012, nor will it comment on the financial outlook for NET’s quarter ending June 29, 2012.

Archived Conference Call:

A telephone playback of the call will be available following the conference call as of 10:30 am ET June 19, 2012 date through 10:30am ET July 3, 2012 and can be accessed by calling 800-633-8284 or +1 402-977-9140 for international callers. The reservation number for replay is: 21597554.

The webcast will be available shortly after the conclusion of the call at http://investors.sonusnet.com/events.cfm. The webcast will be archived for 60 days.

Tags/Keywords:

Sonus, SONS, Network Equipment Technologies, NET, NWK, Microsoft Lync, session border controller, SBC, E-SBC, session initiation protocol, SIP, SIP trunking, IPsec, media transcoding, IPv6, IPv4, interworking, Sonus SBC 5100, Sonus SBC 5200, Unified Exchange, UX1000, UX2000, Survivable Branch Appliance, SBA, Unified Communications, UC, Cloud VoIP communications, Session Management, Sonus Partner Assure

About Sonus Networks:

Sonus helps the world’s leading communications service providers and enterprises embrace the next generation of SIP-based solutions including VoIP, video and Unified Communications through secure, reliable and scalable IP networks. With customers around the globe and 15 years of experience transforming networks to IP, Sonus has enabled service providers and enterprises to capture and retain users and generate significant ROI. Sonus products include session border controllers, policy/routing servers, subscriber feature servers and media and signaling gateways. Sonus products are supported by a global services team with experience in design, deployment and maintenance of some of the world’s largest and most complex IP networks. For more information, visit www.sonus.net or call 1-855-GO-SONUS.

About Network Equipment Technologies, Inc.:

Network Equipment Technologies, Inc. (NET) delivers high performance networking equipment optimized for real-time communications. For more than a quarter of a century, NET has delivered solutions for multi-service networks requiring high degrees of versatility, security and performance. Today, the company is focused on providing secure real-time communications for unified communications (UC), SIP trunking, enterprise mobility, and IP-based multi-service networking. NET is headquartered in Fremont, CA and has 13 offices worldwide including the U.S., the U.K., France, the Middle East, China, Japan, and Australia. The company sells its solutions to enterprise and government customers through a direct sales force and an international network of resellers and distributors.

Important Information Regarding Forward-Looking Statements:

The information in this release may contain certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 regarding future events that involve risks and uncertainties. All statements other than statements of historical facts contained in this report are forward-looking statements. Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “seeks” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Although Sonus and NET believe that their respective expressed statements in this release are based on reasonable assumptions, readers are cautioned that these forward-looking statements are only predictions and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. Such forward-looking statements may relate to, among others, the parties’ ability to close the acquisition and the expected closing date of the acquisition; the anticipated benefits and synergies of the acquisition; the anticipated future combined operations, products and services; the impact of the acquisition on Sonus’ financial results, business performance and product offerings; the expected impact of the acquisition on Sonus’ fiscal 2012 revenue, non-GAAP results and GAAP results; and projected growth in the SBC market. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated. These include, but are not limited to: uncertainties as to the timing and results of the NET stockholder vote; the possibility that various closing conditions for the transaction may not be satisfied or waived; the effects of disruption from the transaction, making it more difficult to maintain relationships with employees, customers, business partners or governmental entities; the success of the companies in implementing their integration strategies; the actual benefits realized from this transaction; disruptions to our business and financial conditions as a result of this acquisition or other investments or acquisitions; the timing of Sonus’ recognition of revenues; the ability to recruit and retain key personnel; difficulties supporting our new strategic focus on channel sales; difficulties expanding Sonus’ customer base; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; market acceptance of Sonus’ products and services; rapid technological and market change; the ability to protect intellectual property rights; the ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the ability to hire and retain employees; the impact of increased competition; currency fluctuations; litigation; changes in the market prices of Sonus’ common stock; actions taken by significant stockholders; failure or circumvention of Sonus’ controls and procedures and other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission by Sonus, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Sonus’ filings with the Securities and Exchange Commission.

Any forward-looking statements represent Sonus’ views only as of the date on which such statement is made, and should not be relied upon as representing Sonus’ views as of any subsequent date. While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so, except as required by law.

Discussion of Non-GAAP Financial Measures:

Sonus management uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial impact of the acquisition of NET the same way our management views the financial impact of the acquisition of NET. We further believe that providing this information allows investors to better understand our financial performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

Additional Information About the Merger and Where to Find It:

In connection with the proposed merger, NET plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”). Additionally, NET and Sonus will file other relevant materials in connection with the proposed acquisition of NET by Sonus pursuant to the terms of the Merger Agreement by and among Sonus, NET, and Navy Acquisition Subsidiary, Inc. The definitive proxy statement will be sent to stockholders of NET and will contain important information about NET, Sonus, the proposed merger and related matters. Investors and security holders of NET are urged to read the definitive proxy statement and other relevant materials carefully when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

Sonus and NET, and their respective directors, executive officers, and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of NET stockholders in connection with the transactions contemplated by the merger agreement. Information regarding Sonus’ directors and executive officers is contained in Sonus’ Annual Report on Form 10-K for the year ended December 31, 2011 and its proxy statement dated April 5, 2012, and other relevant materials filed with the SEC when they become available. Investors and security holders may obtain detailed information regarding the names, affiliations and interests of certain of NET’s executive officers and directors in the solicitation by reading NET’s most recent Annual Report on Form 10-K for the year ended March 30, 2012, its proxy statement dated July 5, 2011, and other relevant materials filed with the SEC when they become available. Information concerning the interests of NET’s participants in the solicitation, which may, in some cases, be different from those of NET’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available. As of June 14, 2012, NET’s directors and executive officers beneficially owned approximately 2,287,015 shares, or 7.05%, of NET’s common stock.

The materials to be filed by Sonus and NET with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from NET when filed by contacting NET Investor Relations by e-mail at lsalvo@directir.com or by telephone at 1-510-647-8870.

For Sonus Networks:

Wendy Tullo, Corporate Communications

+1 972-301-4978

wtullo@sonusnet.com

Patti Leahy, Investor Relations

+1 978-614-8440

pleahy@sonusnet.com

For NET:

Leigh Salvo, Investor Relations

+1 510-693-5238

lsalvo@directir.com

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